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                                  Exhibit 4.3

                                 ICO P&O, INC.
                              (formerly ICO, Inc.)
                           (a Delaware corporation),

                      the Additional Obligor named herein

                                      and

                           the Successor named herein


                    ________________________________________


                             SERIES A AND SERIES B

                         10 3/8% SENIOR NOTES DUE 2007

                    ________________________________________

                              ___________________


                         SECOND SUPPLEMENTAL INDENTURE
                                 AND AMENDMENT


                           DATED AS OF APRIL 1, 1998

                              ___________________


                      STATE STREET BANK AND TRUST COMPANY
                         (formerly Fleet National Bank)

                                    Trustee

                              ___________________

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

        This SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 1998, is among ICO P&O, Inc., a Texas corporation and formerly ICO, Inc. (the "Company"), the party identified under the caption "Guarantor" on the signature page hereto (the "Additional Obligor"), the party identified under the caption "Successor" on the signature page hereto (the "Successor") and State Street Bank and Trust Company (formerly Fleet National Bank), as Trustee .

                                    RECITALS

        WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 9, 1997 (the "Indenture"), pursuant to which the Company has originally issued $120,000,000 in principal amount of 10 3/8% Senior Notes due 2007 (the "Notes"), and the Additional Obligor, pursuant to a First Supplemental Indenture dated April 1, 1998, has assumed and agreed to pay as an additional obligor all the Obligations of the Company under the Notes and the Indenture; and

         WHEREAS, all conditions precedent set forth in the Indenture to the execution and delivery of this Second Supplemental Indenture, including without limitation the conditions of Section 5.1 of the Indenture, have been complied with. Specifically, (i) the Successor is a corporation organized and existing under the laws of the State of Delaware; (ii) pursuant to this Second Supplemental Indenture, the Successor is assuming all of the Company's Obligations under the Notes and the Indenture; (iii) immediately before and immediately after giving effect to the Merger (including any Indebtedness incurred or anticipated to be incurred in connection with the Merger) no Default or Event of Default shall have occurred and be continuing; (iv) the Consolidated Net worth of the Successor is equal or greater than the Consolidated Net Worth of the Company immediately preceding the Merger; and (v) immediately after giving pro forma effect to the Merger as if the Merger had been made at the beginning of the applicable Reference Period, the Successor would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.8 of the Indenture; and

        WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to comply with Article 5 thereof without the consent of the Holders of the Notes; and

        WHEREAS, the Company is merging with and into ICO P&O, Inc., a Delaware corporation ("P&O Delaware"), with P&O Delaware to be the surviving corporation in the Merger (the "Successor" or "P&O"), and P&O intends to expressly assume all the Obligations of the Company under the Notes and the Indenture pursuant to this Second Supplemental Indenture; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Additional Obligor, of the Successor and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Additional Obligor, the Successor and the Trustee, in accordance with its terms, have been duly done and performed;
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        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Obligor, the Successor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

        Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Obligor, the Successor and the Trustee.

                                   ARTICLE 2

        From this date, in accordance with Section 9.1 and by executing this Second Supplemental Indenture, the Successor whose signature appears below hereby expressly assumes all the Obligations of the Company under the Notes and the Indenture as fully as though the Successor is the Company named therein and agrees that it is subject to the provisions of the Indenture to the extent provided for in Section 5.2 thereunder.

                                   ARTICLE 3

        Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03. THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

        Section 3.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                         [NEXT PAGE IS SIGNATURE PAGE]
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   IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
     Indenture to be duly executed, all as of the date first written above.

                                 ICO P&O, INC., a Texas corporation



                                 By  /s/ Robin E. Pacholder
                                   ----------------------------------------
                                   Name: Robin E. Pacholder
                                   Title: Senior Vice President and
                                   General Counsel


                                 ADDITIONAL OBLIGOR

                                 ICO, INC., a Texas corporation
                                 (formerly ICO Holdings, Inc.)



                                 By    /s/ Robin E. Pacholder
                                   ----------------------------------------
                                   Name: Robin E. Pacholder
                                   Title: Senior Vice President and
                                   General Counsel


                                 SUCCESSOR

                                 ICO P&O, INC., a Delaware corporation
                                 (successor to ICO P&O, Inc. (Texas)
                                 in the merger described herein)


                                 By  /s/ Brad Leuschner
                                   -----------------------------------------
                                   Name: Brad Leuschner
                                   Title:   President


                                 STATE STREET BANK AND
                                 TRUST COMPANY, as Trustee


                                 By  /s/   Dennis Fisher
                                   ---------------------------------------
                                   Name: Dennis Fisher
                                   Title:   Assistant Vice President